===============================================================================


   As filed with the Securities and Exchange Commission on October 30, 2002
                                                          Registration No. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                          --------------------------


                                  ISOTIS S.A.
            (Exact name of registrant as specified in its charter)
            ------------------------------------------------------

                    SWITZERLAND                         NOT APPLICABLE
        (State or other jurisdiction of)   (I.R.S. Employer Identification No.)
          incorporation or organization


                          18-20 AVENUE DE SEVELIN,
                                1004, LAUSANNE
                                  SWITZERLAND
                   (Address of Principal Executive Offices)
                   ----------------------------------------

                      ISOTIS SA STOCK OPTION PLAN 2003/2

                             (Full title of Plan)
                             --------------------

                                 NAKISA SERRY
                              CORPORATE SECRETARY
                           PROF. BRONKHORSTLAAN 10-D
                               3723 MB BILTHOVEN
                                THE NETHERLANDS
                               +31 (30) 229 5229
(Name, address and telephone number, including area code, of agent for service)
-------------------------------------------------------------------------------

                                  Copies to:

                              PHILIP J. BOECKMAN
                          CRAVATH, SWAINE & MOORE LLP
                        CITYPOINT, ONE ROPEMAKER STREET
                                LONDON EC2Y 9HR

                        CALCULATION OF REGISTRATION FEE

      TITLE OF SECURITIES             AMOUNT             PROPOSED              PROPOSED MAXIMUM       AMOUNT OF
             TO BE                     TO BE          MAXIMUM OFFERING        AGGREGATE OFFERING    REGISTRATION
          REGISTERED                REGISTERED           PER SHARE                  PRICE               FEE
Ordinary Shares, nominal           3,000,000 [1]         $2.02 [2]            $6,060,000 [2]         $490.25
value CHF 1 each
-----------------------------------------------------------------------------------------------------------------

[1] Amount to be registered will include an indeterminate additional number which may be issuable pursuant to the antidilution provisions of the IsoTis Stock Option Plan 2003/2.

[2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of the Registrant's ordinary shares reported on the SWX Swiss Exchange on October 27, 2003 (1). Proposed maximum offering price per share and aggregate offering price have been converted into U.S. dollars using an exchange rate of 0.76 U.S.
dollars for each CHF, based upon the noon rate of exchange on October 27, 2003 as reported by the U.S. Federal Reserve Bank of New York.


---------------

     (1) Solely for the purposes of calculating the filing fee payable to the SEC, the US dollar equivalent must be given for the average of the high and low prices of IsoTis' stock on either Euronext or SWX, whichever is greater.

                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUSES

     The document(s) containing the information specified in Part I of Form S-8 with respect to the IsoTis Stock Option Plan 2003/2 (the "Plan"), have been or will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute prospectuses that meet the requirements of Section 10(a) of the Securities Act.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents heretofore filed by IsoTis S.A. and its predecessor GenSci Regeneration Sciences, Inc. (Commission file no. 000-25322) (together, the "Registrant") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated in this Registration Statement by reference:

     (a) the Registrant's Annual Report on Form 20-F for the year ended December 31, 2002;

     (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2002, to the extent indicated therein; and

     (c) the description of the Registrant's ordinary shares, nominal value of CHF 1 each, contained in the Registrant's Form 8-A, filed October 30, 2003, which amends and restates in its entirety the Registration Statement on Form 20-F filed by GenSci Regeneration Sciences, Inc. on March 31, 1995.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Swiss company laws provide that a company may purchase and maintain insurance for the benefit of any indemnifiable person against any liability incurred by such person as a director or officer.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are furnished with this Registration Statement:

Exhibit No.                     Description
----------                      -----------

4.1       Articles of Incorporation of the Registrant.

4.2       IsoTis S.A. Stock Option Plan 2003/2.

5.1       Opinion of Bourgeois Muller Pidoux & Associates.

23.1      Consent of Ernst & Young Ltd. (IsoTis S.A. and Modex Therapeutiques
          S.A.).

23.2      Consent of Ernst & Young LLP (GenSci Regeneration Sciences, Inc).

23.3      Consent of Bourgeois Muller Pidoux & Associates (included in Exhibit
          5.1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bilthoven, The Netherlands, October 30, 2003.
IsoTis S.A.


                                     By  /s/ Pieter Wolters
                                        ----------------------------------------
                                        Name:  Pieter Wolters
                                        Title:  Chief Financial Officer

Directors and Officers of the Registrant. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the Registrant, does hereby appoint Pieter Wolters and/or other designee, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the Registrant, any and all amendments to this Registration Statement including post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.

            Signatures                        Title                               Date
            ----------                        -----                               ----
                                        Chief Executive Officer              October 30, 2003
/s/ Jacques R. Essinger                 (Principal Executive Officer)
----------------------------------      and Director
Jacques R. Essinger


/s/ Pieter Wolters                      Chief Financial Officer              October 30, 2003
----------------------------------      (Principal Financial Officer)
Pieter Wolters


/s/ Aart Brouwer                        Vice Chairman, Director              October 30, 2003
----------------------------------
Aart Brouwer


/s/ Patrick Aebischer                   Director                             October 30, 2003
----------------------------------
Patrick Aebischer

            Signatures                        Title                                Date
            ----------                        -----                                ----
/s/ Darrell Elliott                     Director                             October 30, 2003
----------------------------------
Darrell Elliott


/s/ Henjo Hielkema                      Director                             October 30, 2003
----------------------------------
Henjo Hielkema


/s/ Daniel Kollin                       Director                             October 30, 2003
----------------------------------
Daniel Kollin


                                        Chairman, Director                   October 30, 2003
/s/ James S. Trotman                    (Authorized Representative in
----------------------------------      the United States)
James S. Trotman

                                 EXHIBIT INDEX

Exhibit No.                  Description
----------                   ------------



4.1 Articles of Incorporation of the Registrant (unofficial English translation, incorporated by reference to Exhibit 1 of the Registration Statement on Form 8-A, October 30, 2003).

4.2      IsoTis S.A. Stock Option Plan 2003/2.

5.1      Opinion of Bourgeois Muller Pidoux & Associates.

23.1     Consent of Ernst & Young Ltd (IsoTis S.A. and Modex Therapeutiques
         S.A.).

23.2     Consent of Ernst & Young LLP (GenSci Regeneration Sciences, Inc).

23.3     Consent of Bourgeois Muller Pidoux & Associates (included in Exhibit
         5.1).

24.1 Powers of Attorney (included on the signature page to this Registration Statement).

                                                                    Exhibit 5.1



             [LETTERHEAD OF BOURGEOIS MULLER PIDOUX & ASSOCIATES]

IsoTis S.A.
Avenue de Sevelin 18-20
1004 Lausanne


                                                    Lausanne, October 30, 2003


ISOTIS S.A.

Dear Sirs:

This opinion is being provided to you by the undersigned as corporate counsel in Switzerland for IsoTis S.A., a Corporation organized under the laws of Switzerland (hereinafter called the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of 3,000,000 conditional common shares, nominal value of CHF 1 each (the "Shares"), to be issued pursuant to options granted under the IsoTis S.A. Stock Option Plan 2003/2 (the "Plan"). We have examined the Registration Statement, excluding the incorporated or related documents other than those described below. We express however no opinion whatsoever as to the correctness and completeness of such Registration Statement and incorporated or related documents.

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Plan, the Articles of Incorporation of the Company, resolutions of the Company and records of the Swiss Trade Register (Registre du Commerce du Canton de Vaud) as we have deemed necessary for the purposes of this opinion. In respect of the opinion expressed below, we have relied upon the truth and accuracy as to factual matters contained in such documents.

Our opinion is restricted to the internal laws of Switzerland, and we express no opinion hereunder whatsoever concerning any laws other than the internal laws of Switzerland, or any other matters governed by any other laws other than the internal laws of Switzerland.

Based upon the foregoing, and subject to the limitations and assumptions expressed in this opinion, we are of the opinion as follows:

1. The Company is a validly existing corporation under the laws of Switzerland; and

2. The Shares, when issued and delivered by the Company in accordance with the Plan, the stock options exercised thereunder, the Articles of Incorporation of the Company and the provisions of Swiss law, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein. The opinion expressed herein is rendered as at the date first written above only, and solely for your own benefit in connection with the Registration Statement.

Yours sincerely,



/s/ Luc Andre
-------------------------
Luc Andre
BOURGEOIS MULLER PIDOUX & ASSOCIATES

                                                                   Exhibit 23.1

                      Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IsoTis S.A. Stock Option Plan 2003/2 of our reports (a) dated August 22, 2003, with respect to the consolidated financial statements of IsoTis S.A. for the year ended December 31, 2002 and (b) dated August 28, 2003, with respect to the consolidated financial statements of Modex Therapeutics S.A. for the eleven months ended November 30, 2002, both included in Form 6-K, dated October 30, 2003 and filed with the Securities and Exchange Commission.





/s/ Mark J. Hawkins                           /s/ Stuart Reid



Geneva, Switzerland, October 30, 2003
Ernst & Young Ltd

                                                                   Exhibit 23.2


                      Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IsoTis S.A. Stock Option Plan 2003/2 of our report dated April 18, 2003 with respect to the consolidated financial statements of GenSci Regeneration Sciences, Inc. included in its Annual Report (Form 20-F) for the year ended December 31, 2002, and Form 6-K of Isotis S.A., dated October 30, 2003, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP
Toronto, Canada
October 30, 2003

                                      13